Exhibit 99.1

Contact at 214/432-2000 David B. Powers President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS

RECORD THIRD QUARTER EPS UP 27% ON RECORD REVENUES

DALLAS, TX (January 24, 2017) – Eagle Materials Inc. (NYSE: EXP) today reported financial results for the third quarter of fiscal 2017 ended December 31, 2016. Notable items for the quarter include (all comparisons, unless otherwise noted, are with the prior year’s third quarter):

Company Third Quarter Results

•	Record revenues of $302.4 million, up 9%
•	Record Net Earnings of $56.4 million, up 23%
•	Record Net Earnings per diluted share of $1.17, up 27%

Eagle’s construction products and building materials businesses performed exceptionally well during the quarter, with Eagle’s Cement, Paper and Concrete and Aggregates businesses all reporting record third quarter operating earnings. Third quarter cash flow from operations improved 18% and was used to fund capital improvements, pay dividends and reduce debt.

As previously announced, on September 11, 2016, Eagle entered into a definitive agreement with a subsidiary of CEMEX S.A.B. de C.V. (“Cemex”) to purchase Cemex’s Fairborn, Ohio cement plant and related assets. The purchase price is $400 million, subject to customary post-closing adjustments. Eagle expects that the acquisition will increase its U.S. annual cement capacity by approximately 20% to nearly 6 million tons. The transaction is expected to close in Eagle’s fiscal fourth quarter. During the third quarter, Eagle incurred nearly $1 million of integration and related costs associated with the transaction. Eagle intends to finance the acquisition through a combination of cash on hand and borrowings under its existing bank credit facility.

Cement, Concrete and Aggregates

Cement revenues for the third quarter, including joint venture and intersegment revenues, totaled $138.0 million, which was 2% higher than the same quarter last year. The average net sales price for this quarter was $100.88 per ton, 4% higher than the same quarter last year. Wholly-owned average net sales prices improved 6% from the third quarter last year. The average net cement sales price at our Joint Venture declined year-over-year reflecting the shift from oil well cement to construction-grade cement over the past year; however, operating earnings improved 7% at the Joint Venture. Total Cement sales volumes for the quarter were 1.2 million tons, 1% lower than the same quarter a year ago, reflecting early winter conditions in our northern markets.

Operating earnings from Cement for the third quarter were a record $45.3 million and 8% greater than the same quarter a year ago. The earnings improvement was driven primarily by improved average net cement sales prices and lower raw material and energy costs.

Concrete and Aggregates reported revenues for the third quarter of $40.6 million, an increase of 29%. Third quarter operating earnings were $4.6 million, a 202% improvement from the same quarter a year ago, reflecting record quarterly concrete sales volumes and record third quarter concrete and aggregates sales prices.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard revenues for the third quarter totaled $146.9 million, which were 12% greater than the same quarter a year ago. The average Gypsum Wallboard net sales price this quarter was $153.34 per MSF, 3% less than the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 646 million square feet (MMSF) represents a 14% increase from the same quarter last year. Paperboard sales volumes for the quarter were 76,000 tons, 7% greater than the same quarter a year ago. The average Paperboard net sales price this quarter was $524.75 per ton, 3% greater than the same quarter a year ago.

Gypsum Wallboard and Paperboard reported third quarter operating earnings of $50.5 million, up 12% from the same quarter last year. The earnings improvement primarily reflects improved Gypsum Wallboard and Paperboard sales volumes.

Oil and Gas Proppants

Oil and Gas Proppants reported third quarter revenues of $7.1 million, a 16% decrease from the prior year’s third quarter primarily reflecting lower average net sales prices partially offset by a 7% increase in frac sand sales volumes from the prior year. The third quarter’s operating loss of $1.7 million includes depreciation, depletion and amortization of $5.0 million. During the third quarter, we also recognized a $4.1 million pre-tax gain on settlement associated with the termination of one of our long-term frac sand customer contracts.

Details of Financial Results

We conduct one of our cement plant operations, Texas Lehigh Cement Company LP, through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates, and Oil and Gas Proppants from 40 facilities across the US. Eagle is headquartered in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward-looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on January 24, 2017. The conference call will be webcast simultaneously on the Eagle Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact Eagle at (214) 432-2000.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in activity in the oil and gas industry, including the level of fracturing activities and the demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard, cement and frac sand industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016. These reports are filed with the Securities and Exchange Commission. With respect to our proposed acquisition of certain assets from Cemex as described in this press release, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in such forward-looking statements include, but are not limited to, factors that may create obstacles for or interfere with our ability to complete the acquisition within the expected timeframe or at all, failure to realize any expected synergies from or other benefits of the transaction, possible negative effects of announcement or consummation of the transaction, significant transaction or ownership transition costs, unknown liabilities or other adverse developments affecting the assets to be acquired and the target business, including the results of operations of the target business prior and after the closing, the effect on the target business of the same or similar factors discussed above to which our business is subject, including changes in market conditions in the construction industry and general economic and business conditions that may affect us following acquisition. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

David B. Powers

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1 Statement of Consolidated Earnings

Attachment 2 Revenues and Earnings by Lines of Business (Quarter and Nine Months)

Attachment 3 Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

Attachment 4 Consolidated Balance Sheets

Attachment 5 Depreciation, Depletion and Amortization by Lines of Business

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Revenues	$302,395	$277,409	$932,557	$891,360
Cost of Goods Sold	215,015	208,544	682,012	717,104

Gross Profit	87,380	68,865	250,545	174,256
Equity in Earnings of Unconsolidated JV	11,244	10,483	31,371	29,993
Other, net	429	1,163	2,008	2,170
Corporate General and Administrative Expenses	(9,166)	(8,304)	(27,831)	(26,659)

Earnings before Interest and Income Taxes	89,887	72,207	256,093	179,760
Interest Expense, net	(6,198)	(4,002)	(15,755)	(12,830)

Earnings before Income Taxes	83,689	68,205	240,338	166,930
Income Tax Expense	(27,302)	(22,357)	(78,370)	(53,501)

Net Earnings	$56,387	$45,848	$161,968	$113,429

EARNINGS PER SHARE
Basic	$1.18	$0.93	$3.38	$2.29

Diluted	$1.17	$0.92	$3.35	$2.26

AVERAGE SHARES OUTSTANDING
Basic	47,881,662	49,187,738	47,901,369	49,593,821

Diluted	48,297,748	49,770,020	48,340,326	50,230,091

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$121,504	$108,907	$357,689	$343,660
Gypsum Paperboard	25,367	22,753	82,683	67,069

	146,871	131,660	440,372	410,729
Cement (Wholly Owned)	107,802	105,697	359,471	334,758
Oil and Gas Proppants	7,124	8,476	18,851	49,608
Concrete and Aggregates	40,598	31,576	113,863	96,265

Total	$302,395	$277,409	$932,557	$891,360

Segment Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$41,075	$37,289	$122,109	$118,185
Gypsum Paperboard	9,380	7,923	30,827	22,091

	50,455	45,212	152,936	140,276
Cement:
Wholly Owned	34,063	31,285	96,252	86,065
Joint Venture	11,244	10,483	31,371	29,993

	45,307	41,768	127,623	116,058
Oil and Gas Proppants	(1,726)	(9,153)	(11,728)	(59,389)
Concrete and Aggregates	4,588	1,521	13,085	7,304
Other, net	429	1,163	2,008	2,170

Sub-total	99,053	80,511	283,924	206,419
Acquisition and Litigation Expenses	—	—	—	—
Corporate General and Administrative Expenses	(9,166)	(8,304)	(27,831)	(26,659)

Earnings Before Interest and Income Taxes	$89,887	$72,207	$256,093	$179,760

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended December 31,			Nine Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Gypsum Wallboard (MMSF’s)	646	568	+14%	1,883	1,764	+7%

Cement (M Tons):
Wholly Owned	967	999	-3%	3,200	3,238	-1%
Joint Venture	231	213	+8%	691	661	+5%

	1,198	1,212	-1%	3,891	3,899	0%
Paperboard (M Tons):
Internal	30	27	+11%	88	85	+4%
External	46	44	+5%	157	130	+21%

	76	71	+7%	245	215	+14%

Concrete (M Cubic Yards)	348	266	+31%	950	839	+13%
Aggregates (M Tons)	906	792	+14%	2,877	2,223	+29%
Frac Sand (M Tons)	115	107	+7%	299	541	-45%

	Average Net Sales Price*
	Quarter Ended December 31,			Nine Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Gypsum Wallboard (MSF)	$153.34	$157.99	-3%	$155.06	$159.74	-3%
Cement (Ton)	$100.88	$97.10	+4%	$100.45	$97.54	+3%
Paperboard (Ton)	$524.75	$510.38	+3%	$508.00	$506.42	0%
Concrete (Cubic Yard)	$94.38	$93.56	+1%	$94.08	$92.54	+2%
Aggregates (Ton)	$8.52	$8.34	+2%	$8.49	$8.28	+3%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Intersegment Revenues:
Cement	$4,336	$3,714	$12,407	$11,072
Paperboard	15,887	14,069	45,845	44,216
Concrete and Aggregates	245	203	871	717

	$20,468	$17,986	$59,123	$56,005

Cement Revenues:
Wholly Owned	$107,802	$105,697	$359,471	$334,758
Joint Venture	25,909	26,008	77,772	82,555

	$133,711	$131,705	$437,243	$417,313

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31,		March 31, 2016*
	2016	2015
ASSETS
Current Assets –
Cash and Cash Equivalents	$164,665	$15,756	$5,391
Accounts and Notes Receivable, net	115,278	103,859	120,221
Inventories	222,783	232,447	243,595
Federal Income Tax Receivable	—	5,319	5,623
Prepaid and Other Assets	5,959	8,013	5,173

Total Current Assets	508,685	365,394	380,003

Property, Plant and Equipment –	2,098,695	2,065,745	2,072,776
Less: Accumulated Depreciation	(870,859)	(799,494)	(817,465)

Property, Plant and Equipment, net	1,227,836	1,266,745	1,255,311
Investments in Joint Venture	47,600	50,372	49,465
Notes Receivable	1,002	2,716	2,672
Goodwill and Intangibles	161,765	174,916	165,827
Other Assets	27,101	28,921	30,357

	$1,973,989	$1,888,570	$1,883,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$63,847	$61,327	$66,614
Accrued Liabilities	57,649	46,750	45,975
Federal Income Tax Payable	5,215	—	—
Current Portion of Senior Notes	81,214	8,000	8,000

Total Current Liabilities	207,925	116,077	120,589

Long-term Liabilities	57,514	70,673	61,122
Bank Credit Facility	—	375,000	382,000
Private Placement Senior Unsecured Notes	36,500	117,714	117,714
4.500% Senior Unsecured Notes due 2026	343,634	—	—
Deferred Income Taxes	164,841	159,790	161,679
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 48,409,454; 49,305,408 and 48,526,843 Shares, respectively	484	493	485
Capital in Excess of Par Value	143,623	211,781	168,969
Accumulated Other Comprehensive Losses	(10,473)	(11,109)	(11,409)
Retained Earnings	1,029,941	848,151	882,486

Total Stockholders’ Equity	1,163,575	1,049,316	1,040,531

	$1,973,989	$1,888,570	$1,883,635

*	From audited financial statements.

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following presents depreciation, depletion and amortization by segment for the quarters ended December 31, 2016 and 2015:

	Depreciation, Depletion and Amortization ($ in thousands)
	Quarter Ended December 31,
	2016	2015
Cement	$8,763	$8,390
Gypsum Wallboard	4,636	5,445
Paperboard	2,105	2,093
Oil and Gas Proppants	4,987	7,210
Concrete and Aggregates	1,805	1,597
Other	349	476

	$22,645	$25,211